UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9088

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (c)        (1) On June 13, 2005, Randy Blake became Cowlitz Bancorporation's Senior Vice President and Chief Financial Officer. On June 14, 2005, Cowlitz issued a press release announcing Mr. Blake's hiring, a copy of which is attached as Exhibit 99.1.

                (2) Since 2002, Mr. Blake, age 49, has served as Chief Financial Officer of Columbia Commercial Bancorp of Hillsboro, Oregon. Prior to joining Columbia Commercial Bancorp, Mr. Blake served as Vice President, Operations of Oregon Business Bank of Lake Oswego, Oregon from 1999 to 2002. In addition to serving as Senior Vice President and Chief Financial Officer of Cowlitz Bancorporation, Mr. Blake will fill the same positions at Cowlitz Bank.

                (3) Mr. Blake's terms of employment provide for annual compensation of $120,000 with a targeted performance bonus of 20% of annual salary. Mr. Blake received options to purchase 10,000 shares of Cowlitz common stock upon commencement of employment. If Mr. Blake is terminated other than for cause, he will be entitled to six months salary as severance. If Mr. Blake is terminated in connection with a change in control of Cowlitz, he will be entitled to a payment equal to one year's salary and bonus.

Item 9.01    Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits. 99.1 Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION (Registrant)

Date: June 13, 2005	By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, Chief Executive Officer

EXHIBIT 99.1

June 15, 2005 9:00 a.m. Pacific Time Company Press Release
SOURCE:	Cowlitz Bancorporation
CONTACTS:	Richard J. Fitzpatrick, President & Chief Executive Officer
(360) 423-9800

Randy V. Blake
Senior Vice President
Chief Financial Officer

 Cowlitz Bancorporation, and its wholly owned subsidiary Cowlitz Bank, are pleased to announce the addition of Randy Blake as Senior Vice President & Chief Financial Officer of the bank and holding company effective June 13, 2005.

During his banking career, Randy has worked for Key Bank of Oregon, Western Bank, and as Vice President – Operations at Oregon Business Bank until its acquisition by Banner Bank. Most recently, from 2002 to 2005, Randy served as Chief Financial Officer of Columbia Community Bank in Hillsboro Oregon.

“We are pleased to have found such a qualified person to fill this important role. Randy brings a lot of skill and vision to this position. He is an extremely important addition to our existing management team,” said Richard Fitzpatrick, President and CEO.

Cowlitz Bancorporation is the holding company of Cowlitz Bank, which was established in 1977. In addition to its four branches in Cowlitz County Washington, Cowlitz Bank’s divisions include Bay Bank located in Bellevue and Vancouver, Washington and Portland and Wilsonville, Oregon; and Bay Mortgage, with residential lenders in three of the Bank’s Cowlitz County branches, as well as the Vancouver office. Cowlitz specializes in commercial banking services for Northwest businesses, professionals, and retail customers, and offers trust services out of Longview and Vancouver, Washington, and in its Bay Bank branch in Portland, Oregon. Cowlitz recently announced its intent to purchase AEA Bancshares, with one branch in Seattle, Washington.